UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 18, 2008, a subsidiary of Kindred Healthcare, Inc. (the “Company”) entered into revised employment agreements (the “Updated Employment Agreements”) and revised change-in-control severance agreements (the “Updated Change-in-Control Agreements”) (collectively, the “Updated Agreements”) to replace the previously disclosed employment agreements and change-in-control severance agreements (collectively, the “Prior Agreements”) for the following officers of the Company (collectively, the “Named Executive Officers”):

•	Edward L. Kuntz, Executive Chairman of the Board of Directors

•	Paul J. Diaz, President and Chief Executive Officer

•	Richard A. Lechleiter, Executive Vice President and Chief Financial Officer

•	Frank J. Battafarano, Chief Operating Officer

•	Lane M. Bowen, Executive Vice President and President, Health Services Division

The Updated Employment Agreements were revised primarily to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and related regulations, Section 83 of the Code and recent interpretations under Section 162(m) of the Code. Except for the changes adopted in order to comply with Section 409A, Section 83 and Section 162(m) of the Code, the Updated Agreements did not change the material financial and other terms contained in the Prior Agreements.

The Updated Employment Agreements adopt technical changes under Section 409A of the Code, including, among other things, specification of timing and form of payment for certain payments, benefits and releases, a six-month delay in payment (where required) for “specified employees,” and a Section 409A “savings clause.”

The Updated Employment Agreements other than for Mr. Kuntz also include changes related to Section 83 of the Code. These Updated Employment Agreements provide for the immediate vesting of restricted shares in the event of an involuntary termination that would otherwise continue to vest under the Prior Agreements over a designated post-termination period. The revised vesting provision does not expand the number of shares subject to post-termination vesting under the Prior Agreements but merely permits the vesting in order to facilitate the payment of tax obligations that may accelerate under Section 83 of the Code.

The Updated Employment Agreements other than for Mr. Kuntz also include changes related to compliance with recent interpretations under Section 162(m) of the Code. These Updated Employment Agreements clarify that performance-based bonuses payable upon an involuntary termination under the Prior Agreements are calculated based upon the performance objectives achieved by the Company.

The Updated Change-in-Control Agreements adopt technical changes under Section 409A of the Code, including specification of timing and form of payment for certain payments, benefits and releases, a six-month delay in payment (where required) for “specified employees,” and a Section 409A “savings clause.” These Updated Change-in-Control Agreements also clarify the treatment of certain severance payments to ensure compliance with recent guidance under Section 162(m) of the Code.

The Executive Compensation Committee of the Company’s Board of Directors approved the Updated Agreements. The Updated Agreements for each of the Named Executive Officers are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, and 10.10.

Item 9.01.

(d)	Exhibits

Exhibit 10.1 Employment Agreement dated as of December 18, 2008 by and between Kindred Healthcare Operating, Inc. and Edward L. Kuntz.

Exhibit 10.2 Change-in-Control Severance Agreement dated as of December 18, 2008 by and between Kindred Healthcare Operating, Inc. and Edward L. Kuntz.

Exhibit 10.3 Employment Agreement dated as of December 18, 2008 by and between Kindred Healthcare Operating, Inc. and Paul J. Diaz.

Exhibit 10.4 Change-in-Control Severance Agreement dated as of December 18, 2008 by and between Kindred Healthcare Operating, Inc. and Paul J. Diaz.

Exhibit 10.5 Employment Agreement dated as of December 18, 2008 by and between Kindred Healthcare Operating, Inc. and Richard A. Lechleiter.

Exhibit 10.6 Change-in-Control Severance Agreement dated as of December 18, 2008 by and between Kindred Healthcare Operating, Inc. and Richard A. Lechleiter.

Exhibit 10.7 Employment Agreement dated as of December 18, 2008 by and between Kindred Healthcare Operating, Inc. and Frank J. Battafarano.

Exhibit 10.8 Change-in-Control Severance Agreement dated as of December 18, 2008 by and between Kindred Healthcare Operating, Inc. and Frank J. Battafarano.

Exhibit 10.9 Employment Agreement dated as of December 18, 2008 by and between Kindred Healthcare Operating, Inc. and Lane M. Bowen.

Exhibit 10.10 Change-in-Control Severance Agreement dated as of December 18, 2008 by and between Kindred Healthcare Operating, Inc. and Lane M. Bowen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 19, 2008	By:	/s/ Richard A. Lechleiter
Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer